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ImmunoCellular Therapeutics, Ltd.
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Jane Green
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ImmunoCellular Therapeutics Appoints Andrew Gengos as Chief Executive Officer

Los Angeles, CA - December 3, 2012 - ImmunoCellular Therapeutics, Ltd. ("ImmunoCellular") (NYSE MKT: IMUC) announced today the appointment of Andrew Gengos as President and Chief Executive Officer and member of the Board of Directors. With more than 20 years in the life science industry, Mr. Gengos' experience includes executive leadership positions in both large and emerging companies, with broad expertise in corporate strategy, business development and transactions, including mergers and acquisitions, financing, operations, commercial planning and healthcare policy.

"ImmunoCellular's board of directors and management team are confident that Andrew's integrity, leadership qualities and breadth of experience in directing corporate strategy, forging successful partnerships and establishing alliances with the financial, business, medical and patient communities are exactly the mix of skills and attributes to advance our company to its next stages of maturation and value creation," said John S. Yu, MD, ImmunoCellular's Founder and Chief Scientific Officer, who has served as the company's Interim Chief Executive Officer since August 2012. "We believe that Andrew's deep interest in advancing the field of cancer immunotherapy, and his commitment to realizing the potential of our company's technology platform and development pipeline, will be driving forces in establishing ImmunoCellular as a premier cancer vaccine company and building shareholder value."

"Joining ImmunoCellular is an extraordinary opportunity to help build a leading biopharmaceutical company with the potential to transform the treatment of cancer," said Mr. Gengos. "I believe that the company's immunotherapy platform that targets both cancer cells and cancer stem cells represents a promising and innovative medical breakthrough. I am especially excited about the company's lead clinical program in glioblastoma, and welcome the chance to continue to work in the field of neuroscience. I believe that ImmunoCellular has proven its ability to achieve impressive progress while working within a capital-efficient, virtual business model, and that the company is poised to achieve many important near-term clinical, financial and strategic milestones. I look forward to working with John, the board and the management team to continue to strengthen ImmunoCellular's relationships with patients and other key stakeholders in the further development of our products and in the investor and analyst community, as well as to build the company's visibility and reputation within the biotechnology and pharmaceutical industry."

Mr. Gengos was most recently the President and Chief Executive Officer of Neuraltus Pharmaceuticals, where he led implementation of the company's clinical, regulatory, fundraising and business development strategies while operating the company on a virtual business model. Previously, he served for more than seven years with Amgen where, as Vice President, Strategy and Corporate Development, he managed Amgen's worldwide in-and-outbound business development activities, including a broad slate of acquisitions, licensing, spin-outs, divestitures, corporate venture capital investments, which included board of director positions, and alliance management. In addition, he led the execution of strategic projects and supported the long-range planning process for the company. Before joining Amgen, Mr. Gengos was Vice President, Chief Financial Officer, and Chief Business Officer of Dynavax Technologies, where he led the company's business functions, including finance and accounting, fundraising, budgeting and planning, and business development. Earlier in his career, Mr. Gengos served as Vice President of Strategy at the Chiron Corporation and as Senior Engagement Manager at McKinsey & Company. Mr. Gengos holds an MBA degree from the Anderson School of Business at the University of California, Los Angeles and a BS degree in chemical engineering from the Massachusetts Institute of Technology.

About ImmunoCellular Therapeutics, Ltd.

ImmunoCellular Therapeutics, Ltd. is a Los Angeles-based clinical-stage company that is developing immune-based therapies for the treatment of brain and other cancers. ImmunoCellular has commenced a Phase II trial of its lead product candidate, ICT-107, a dendritic cell-based vaccine targeting multiple tumor-associated antigens for glioblastoma. To learn more about ImmunoCellular, please visit www.imuc.com.

Forward-Looking Statements for ImmunoCellular Therapeutics

This press release contains certain forward-looking statements that are subject to a number of risks and uncertainties, including the potential for success of Mr. Gengos in continuing to build the company and the risk that ICT-107 can be further successfully developed or commercialized. Additional risks and uncertainties are described in IMUC's most recently filed quarterly report on Form 10-Q and other reports filed with the SEC. Except as permitted by law, IMUC undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.